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                                                                    EXHIBIT 10.6

                             CONSULTING AGREEMENT
                             --------------------


     THIS AGREEMENT, entered into this 31/st/ day of March, 1992 (the "Effective Date"), by and between Central Co-operative Bank, Somerville, Massachusetts (the "Bank") and Joseph R. Doherty (the "Consultant").

     WHEREAS, the Consultant has served for many years as the Bank's Chief Executive Officer and as Chairman of its Board of Directors (the "Board of Directors"), and effective as of the Effective Date has retired from his position as Chief Executive Officer;

     WHEREAS, the Consultant has developed, as a result of such service, extensive knowledge, expertise and goodwill regarding the business, industry, and community in which the Bank operates and competes;

     WHEREAS, the Bank desires to retain the Consultant's services in order to assist the Bank and the Board of Directors in successfully continuing the Bank's operations in the business, industry, and community, and has therefore offered to retain the Consultant in a consulting capacity as Chairman of the Board of Directors; and

     WHEREAS, the parties desire by this writing to set forth the engagement of the Consultant by the Bank, upon the terms and conditions set forth below.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Duties.  The Bank hereby agrees to retain the services of the
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Consultant for the period set forth in Paragraph 3 below in a consulting capacity and as Chairman of the Board of Directors. The Consultant's responsibilities shall consist of rendering such executive, administrative and management services for the Bank and its Board of Directors as he is currently rendering in his capacity as Chairman of the Board of Directors and as are customarily performed by persons situated in a similar executive capacity, including rendering advice, consultation, and analysis to the Bank with respect to solicitation of deposits, branch operations, financial matters, real estate and commercial lending transactions, mergers and acquisitions, business development, internal administration, securities and investment transactions, the effect of legislative and regulatory developments on the business and affairs of the Bank, and related activities, all on an as needed basis, and he also shall be responsible for such other additional consulting duties and special consulting assignments as from time-to-time may be mutually agreed upon by the Bank's Board of Directors and the Consultant.

     The Consultant agrees that he will devote a sufficient amount of his working time to faithfully, fully and satisfactorily perform all the consulting services to the Bank required of him hereunder, and that he will perform such services to the best of his ability, it being understood that
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the Consultant shall not be obligated to devote in excess of 1,000 hours per year to his services hereunder. The Consultant shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank.

     2.   Compensation.  The Bank agrees to pay the Consultant during the term
          ------------
of this Agreement an annual fee at the rate of $100,000.00 per annum, payable monthly on the first day of each month.

     During the term of this Agreement, the Consultant shall be entitled to continue to receive the following Bank-provided benefits, upon the terms in effect at the time of his resignation from employment as Chief Executive Officer of the Bank: (i) an office and reasonable secretarial assistance, (ii) reimbursement for reasonable organization membership dues and reasonable business-related expenses, (iii) coverage for himself and his dependents under any group health or life insurance plan which the Bank maintains and in which he was participating as an employee, and (iv) use of an automobile.

     3.   Term.  The term of the Consultant's engagement under this Agreement
          ----
shall be for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date. In addition, the Bank, by resolution adopted by its Board of Directors during the term of this Agreement, may extend this Agreement for additional one year periods beyond its then effective expiration date.

     4.   Loyalty; Noncompetition.
          -----------------------

          (a) During the term of the Consultant's engagement under this Agreement, the Consultant shall not engage in any business or activity contrary to the business affairs or interests of the Bank and shall not serve any other depository institution as an officer, director or consultant, provided that Consultant may continue to serve as a director of Century Bank and Trust Company, Somerville, Massachusetts.

          (b) The Consultant shall treat as confidential all information regarding the Bank or any of its customers obtained in performing his services pursuant to this Agreement, and the Consultant shall not disclose such information to any third party except: (i) to governmental agencies, including, without limitation, any federal or state bank regulators in accordance with applicable law; (ii) to the extent required pursuant to any order of any court or administrative agency having competent jurisdiction over Bank and its business, subject to any privileges given to professionals retained by Bank; and
(iii) to the extent necessary, to any agent of the Consultant approved by the Bank, provided such agent shall execute a confidentiality agreement authorized in writing by the Bank.

          (c) Nothing contained in this Paragraph 4 shall be deemed to prevent or limit the right of the Consultant to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive investor, in any business.

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     5.   Independent Contractor Status.  The Bank and the Consultant agree that
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for purposes of this Agreement and all other purposes (including but not limited to Federal and State income tax withholding), the Consultant is an independent contractor, and not an employee of the Bank, and shall be liable for all income and employment taxes on his compensation. The Bank has no right to control or direct the details, manner or means by which the Consultant performs services under this Agreement, and, except as specifically set forth herein, the Consultant is not entitled to any benefits that the Bank provides for its employees. However, this Agreement shall not impair, reduce or limit in any respect whatsoever (a) the retirement, pension and related benefits from the Bank which the Consultant is entitled to receive as a retired officer of the Bank; (b) the Consultant's rights, obligations, duties or compensation as a director of the Bank; or (c) the Consultant's rights of indemnification as a director of the Bank and/or as an agent of the Bank hereunder in accordance with applicable law, regulation, the Bank's amended charter or bylaws, it being explicitly understood that the Consultant shall be entitled to such indemnification.

     6.   Termination of the Agreement.
          ----------------------------

          (a) Unless sooner terminated in accordance with this Section, this Agreement shall terminate upon expiration of the term determined under Section 3 hereof.

          (b) This Agreement shall automatically terminate upon the Consultant's death, in which event his estate shall be entitled to receive the compensation due the Consultant through the last day of the calendar month in which his death occurred.

          (c) For Just Cause, the Board of Directors may, by written notice to the Consultant, immediately terminate this Agreement at any time. The Consultant shall have no right to receive compensation or other benefits for any period after being terminated for Just Cause. Termination for "Just Cause" shall include termination because of the Consultant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or material breach of any provision of this Agreement.

          (d) For a reason other than Just Cause, the Board of Directors may at any time, by written notice to the Consultant, immediately terminate his performance of future services under this Agreement, in which event the Consultant shall be entitled to receive the compensation and benefits otherwise payable under this Agreement until the expiration date hereof.

          (e) The Consultant may voluntarily terminate this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case he shall receive only his compensation up to the date on which the Agreement terminates.

     7.   Regulatory Requirements.  The provisions of this Agreement shall be
          -----------------------
subject to any regulation or order issued by a governmental agency having jurisdiction over the Bank.

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     8.   Successors and Assigns.
          ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Bank.

          (b) Since the Bank is contracting for the unique and personal expertise of the Consultant, the Consultant shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

     9.   Amendments.  No amendments or additions to this Agreement shall be
          ----------
binding unless made in writing and signed by both parties, except as herein otherwise specifically provided.

     10.  Applicable Law.  This Agreement shall be governed in all respects,
          --------------
whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Massachusetts.

     11.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     12.  Entire Agreement.  This Agreement together with any understanding or
          ----------------
modifications thereof as approved to in writing by the parties, shall constitute the entire agreement between the parties hereto.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                                   CENTRAL CO-OPERATIVE BANK



/s/ Gladys N. Partamian                   By: /s/ Burton F. Faulkner, Jr.
----------------------------------            ----------------------------------
                                              Chairman of the Finance
                                              Committee


WITNESS                                   CONSULTANT


/s/ Rosemarie Mitchell                    By: /s/ Joseph R. Doherty
----------------------------------            ----------------------------------
                                              Joseph R. Doherty

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